                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            SULLIVAN DENTAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            SULLIVAN DENTAL PRODUCTS, INC.
                              10920 WEST LINCOLN AVENUE
                             WEST ALLIS, WISCONSIN 53227
                                    (414) 321-8881


                               NOTICE OF ANNUAL MEETING
                              OF SHAREHOLDERS TO BE HELD
                                     MAY 13, 1997

To the Shareholders of Sullivan Dental Products, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Sullivan Dental Products, Inc. (the "Company") which will be held on Tuesday, May 13, 1997 at 10:00 a.m., central daylight time, at the Company's headquarters at 10920 W. Lincoln Avenue, West Allis, Wisconsin, for the following purposes:

    1.   To elect seven (7) Directors for the ensuing year;

    2. To consider and vote upon an amendment to the Sullivan Dental Products, Inc. 1995 Long-Term Stock Incentive Plan to increase to 1,500,000 from 750,000 the number of shares of the Company's Common Stock reserved for issuance; and

    3. To consider such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 21, 1997 will be entitled to notice of and to vote at the meeting and at any adjournment thereof.

Accompanying this notice is a Proxy Statement and form of proxy as well as a copy of our Annual Report.

WE HOPE YOU ATTEND THE MEETING IN PERSON, BUT, IF YOU CANNOT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING.

                                       By Order of the Board of Directors,



                                       TIMOTHY J. SULLIVAN
                                       Secretary

West Allis, Wisconsin
March 25, 1997

                            SULLIVAN DENTAL PRODUCTS, INC.
                              10920 West Lincoln Avenue
                             West Allis, Wisconsin 53227

                                    -------------
                                   PROXY STATEMENT
                          For Annual Meeting of Shareholders
                                     May 13, 1997

                                    -------------

This Proxy Statement is furnished to the shareholders of Sullivan Dental Products, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company in the accompanying form to be voted at the Annual Meeting of Shareholders to be held at the Company's headquarters at 10920 West Lincoln Avenue, West Allis, Wisconsin at 10:00 a.m., central daylight time, on May 13, 1997 and at any adjournments thereof. By executing and returning the enclosed proxy card, you authorize the persons named in the proxy to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting. A self-addressed, postage paid return envelope is enclosed for your convenience.

If you attend the meeting, you may of course vote in person. However, if you are not present, your shares can be voted only if you have returned a properly executed proxy. If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. Each shareholder giving such proxy has the power to revoke such proxy at any time prior to its exercise by (i) notifying the Secretary of the Company in writing of such revocation, (ii) giving another proxy bearing a later date or (iii) attending the meeting and voting in person. This Proxy Statement and the enclosed proxy are being mailed to shareholders on or about March 25, 1997.

Only shareholders of record of the Company's Common Stock, par value $.01 per share, as of the close of business on March 21, 1997 are entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote.
As of March 21, 1997, the record date for the meeting, there were 10,006,697 shares of Common Stock issued and outstanding.

Shares owned by shareholders who are present in person or which are represented by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted affirmatively, whether by abstention or otherwise, will generally have no impact on the election of directors.

                                ELECTION OF DIRECTORS
                                  (Proxy Item No. 1)

The by-laws of the Company provide that the number of directors shall be seven. The seven persons set forth below are nominees for election at the meeting to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. Unless authority is withheld, the proxies will be voted for the election of each of these nominees. However, if any nominee is not a candidate at the time the election occurs (an event which is not anticipated), it is intended that the proxy will be voted for the election of the other nominees named below and for the election of such other substitute nominee as shall be designated by the Board of Directors.

The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors.

Shareholders do not have cumulative voting rights in the election of directors, which means that the holders of a majority of the voting stock voting at the meeting at which a quorum is present can elect the entire Board of Directors.

Set forth on the following page are the nominees for election to the Board of Directors and certain information regarding such nominees, including information regarding their ownership of the Company's Common Stock.

                                                                                        Shares of        Percentage of
                  Nominees for Election                                                   Common          Outstanding
              ------------------------------                                            Stock Owned          Common
                                                                                      Beneficially as     Stock Owned
   Name; (Age); Principal Positions(s) With the Company; and         Director Since         of          Beneficially as
        Principal Occupation(s) for Last Five Years                                       March 5,        of March 5,
                                                                                          1997(1)           1997(1)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Robert E. Doering (66)            (2) (3)
Chief Executive Officer since July, 1992;
President of the Company from August, 1990 to January, 1997;              1988           341,948              3.4%
Executive Vice President from 1988 to August, 1990; Vice President
- Operations from 1985 to 1988; member of Option Committee
--------------------------------------------------------------------------------------------------------------------------

Robert J. Sullivan (66)           (3)(4)
Founder; Chairman of the Board since April, 1990; Chief Financial
Officer from April, 1990 to May, 1995;  Chief Executive Officer
of the Company from 1985 to July, 1992; President of the Company          1980          1,313,835            13.0%
from 1980 to 1985 and 1988 to August, 1990; former President of
Dental Dealers of America; member of Audit and Option
Committees
--------------------------------------------------------------------------------------------------------------------------

Timothy J. Sullivan (30)          (3)(6)
President of the Company since January, 1997;  Treasurer since
October, 1996; Vice President - Operations from July, 1992 to             1993           152,917              1.5%
January, 1997; Chief Financial Officer since May, 1995; Secretary since May, 1992; Controller from May, 1991 to July, 1992; Assistant
Controller from January, 1989 to May, 1991; Certified Public
Accountant; son of Robert J. Sullivan
--------------------------------------------------------------------------------------------------------------------------

Wayne G. Holt (65)                (5)
Vice President - Corporate Development from July, 1993 to
October, 1996; Vice President - Equipment Sales from 1988 to July,        1983           605,000              6.1%
1993; Treasurer from May, 1992 to October, 1996;  President of the
Company from 1985 to 1988
--------------------------------------------------------------------------------------------------------------------------

Kevin J. Ackeret (46)             (3)(7)
Executive Vice President since January, 1995; Vice President - Sales      1988           262,500              2.6%
from 1985 to January, 1995
--------------------------------------------------------------------------------------------------------------------------

Howard O. Wolfe (73)            (8)
Attorney for 49 years; member of Wolfe, Wolfe & Ryd, which has            1988            58,250              0.6%
been general counsel to the Company since 1982;
member of Audit and Option Committee
--------------------------------------------------------------------------------------------------------------------------

Kerry B. Wolfe (43)             (3)(9)
Attorney for 19 years; member of Wolfe, Wolfe & Ryd, which has            1988            38,250              0.4%
been general counsel to the Company since 1982;
member of Audit Committee;  son of Howard O. Wolfe
--------------------------------------------------------------------------------------------------------------------------
Directors and executive officers as a group (10 persons)  (10)                          2,902,270            27.4%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Information with respect to beneficial ownership is based on information furnished to the Company or contained in filings made with the Securities and Exchange Commission.
(2) Includes 146,948 shares of Common Stock held directly and 30,000 shares held by The Doering Family Foundation, Ltd.
(3) Includes shares of Common Stock that may be acquired by exercise of non-qualified stock options granted by the Company to Robert J. Sullivan (157,500 shares), Robert E. Doering (157,500 shares) and Kerry B. Wolfe (27,500 shares) and shares of Common Stock that may be acquired by exercise of incentive stock options granted by the Company to

     Robert J. Sullivan (7,500 shares), Robert E. Doering (7,500 shares), Timothy J. Sullivan (77,500) and Kevin J. Ackeret (67,500).
(4) Includes 990,835 shares of Common Stock held directly and 158,000 shares of Common Stock held by the Robert J. Sullivan Family Foundation, Ltd.
(5) Includes 545,000 shares of Common Stock held directly and 60,000 shares of Common Stock held by The Holt Family Foundation, Ltd.
(6)  Includes 75,417 shares of Common Stock held in an irrevocable trust.
(7) Includes 193,401 shares of Common Stock held directly and 1,599 shares of Common Stock held by Kevin J. Ackeret's wife, Barbara Ackeret, as Trustee of a minor's trust for their son.
(8) Includes 3,250 shares of Common Stock held directly and 55,000 shares of Common Stock that may be acquired by Howard O. Wolfe by exercising stock options granted to him by Robert J. Sullivan. Excludes shares owned by ten irrevocable trusts of which Howard O. Wolfe is co-trustee, as to which Mr. Wolfe disclaims beneficial ownership. Mr. Wolfe is co-trustee of ten irrevocable trusts for the benefit of four of the adult children and their spouses and the grandchildren of Robert J. Sullivan. Such trusts own an aggregate of 228,784 shares of Common Stock of the Company. One of Robert
     J. Sullivan's four children is co-trustee with Mr. Wolfe for each of the ten trusts. Howard O. Wolfe shares voting and dispositive power with respect to the shares owned by the ten irrevocable trusts.
(9) Includes 750 shares of Common Stock held directly and 10,000 shares of Common Stock that may be acquired by exercising stock options granted to him by Robert J. Sullivan.
(10) Includes 1,700 shares of Common Stock held directly by Kenneth A. Schwing, an executive officer of the Company, and 42,500 shares of Common Stock that may be acquired by Mr. Schwing by the exercise of incentive stock options granted by the Company.

CONCERNING THE BOARD OF DIRECTORS

During the year ended December 31, 1996, the Board of Directors held four meetings. Each Director attended all of the meetings. In addition, on certain matters the Board acted by unanimous written consent in lieu of holding meetings.

Directors who are also full-time employees of the Company do not receive compensation for acting as directors. Each non-employee director receives an annual director's fee of $5,000, plus $500 for each director's meeting attended. All directors hold office until the next annual meeting of the shareholders, or until their successors are elected.

The Board of Directors has an Audit Committee and an Option Committee. It does not have a Nominating Committee or a Compensation Committee. The Audit Committee considers the result of the independent auditor's review of internal accounting controls and suggestions for improvements, discusses matters of concern to the independent auditor resulting from the audit and reviews changes in accounting principles in the financial statements. The present members of the Audit Committee are Robert J. Sullivan, Howard O. Wolfe and Kerry B. Wolfe. The Audit Committee held one meeting during 1996, at which all Committee members were present. The Option Committee, together with the Board of Directors, has power to administer the 1990 Incentive Stock Option Plan and the 1995 Long-Term Stock Incentive Plan. The present members of the Option Committee are Robert J. Sullivan, Robert E. Doering and Howard O. Wolfe. The Option Committee did not hold a meeting during the year ended December 31, 1996. Options granted during 1996 were granted by the Board of Directors.

The Company has an indemnification agreement with each director and executive officer of the Company which provides that the Company shall indemnify the individual against certain claims which may be asserted against him by reason of serving on the Board of Directors or as an officer.

                       EXECUTIVE COMPENSATION AND BENEFIT PLANS
EXECUTIVE COMPENSATION
The following table sets forth information with respect to all compensation for services in all capacities to the Company for 1996, 1995, and 1994 of those persons who were, as of December 31, 1996, (i) the chief executive officer and
(ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
                      Annual Compensation                          -----------------------------------
                                                                             Awards           Payouts
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                  Securi-
                                                          Other                     ties                    All Other
       Name                                               Annual    Restricted     Under-                   Compensa-
       and                                                 Comp-      Stock        lying       LTIP        tion ($)(1)
    Principal                      Salary       Bonus    ensation     Awards      Options     Payouts
    Position          Year          ($)          ($)       ($)         ($)          (#)         ($)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Robert J. Sullivan    1996         206,398     10,000       0           0            0           0            1,500
Chairman of the      --------------------------------------------------------------------------------------------------
Board and Director    1995         204,667        0         0           0            0           0            1,500
                     --------------------------------------------------------------------------------------------------
                      1994         208,603        0         0           0            0           0            1,500
-----------------------------------------------------------------------------------------------------------------------
Robert E. Doering     1996         226,731     10,000       0           0            0           0            1,500
Chief Executive      --------------------------------------------------------------------------------------------------
Officer and Director  1995         335,000        0         0           0            0           0            1,500
                     --------------------------------------------------------------------------------------------------
                      1994         320,060        0         0           0            0           0            1,500
-----------------------------------------------------------------------------------------------------------------------
Timothy J. Sullivan   1996         166,538     10,000       0           0         40,000         0            1,500
President, Chief     --------------------------------------------------------------------------------------------------
Financial Officer,    1995         144,231        0         0           0         30,000         0            1,500
Treasurer, Secretary --------------------------------------------------------------------------------------------------
and Director          1994         124,038        0         0           0            0           0            1,500
-----------------------------------------------------------------------------------------------------------------------
Kevin J. Ackeret      1996         251,922     10,000       0           0            0           0            1,500
Executive Vice       --------------------------------------------------------------------------------------------------
President and         1995         250,000        0         0           0         60,000         0            1,500
Director             --------------------------------------------------------------------------------------------------
                      1994         222,247        0         0           0            0           0            1,500
-----------------------------------------------------------------------------------------------------------------------
Kenneth A. Schwing    1996         171,308     10,000       0           0            0           0            1,500
Vice President -     --------------------------------------------------------------------------------------------------
Equipment Division    1995         160,000        0         0           0        35,000(2)       0            1,500
                     --------------------------------------------------------------------------------------------------
                      1994         155,000        0         0           0            0           0            1,500
-----------------------------------------------------------------------------------------------------------------------

    (1) Amounts shown under All Other Compensation are amounts contributed or accrued for fiscal 1994, 1995 and 1996 for the Named Officers under the Company's 401(K) Plan.
    (2) In October, 1995, options previously granted to Mr. Schwing (25,000 shares under the 1990 Incentive Stock Option Plan) were terminated and replaced by newly-issued options for the identical number of shares at the then market price of $9.75 per share.

         All options are exercisable for up to ten years from the date of the grant.

OPTIONS OUTSTANDING

As of March 5, 1997, the Company had outstanding, in the aggregate, incentive stock options and non-qualified stock options to purchase 1,740,275 shares of Common Stock. The Company's executive officers as a group, consisting of seven
(7) persons, held 627,500 of the outstanding stock options. No executive officer exercised any options in 1996.

The following table sets forth information with respect to options granted to the Named Officers during 1996:

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                            OPTIONS GRANTED IN 1996
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                             INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE VALUE
                                                                               AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE
                                                                               APPRECIATION FOR OPTION
                                                                                         TERM
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
          (a)               (b)            (c)          (d)           (e)           (f)            (g)
         Name            Number of      Percent of    Exercise    Expiration        5%             10%
                         Securities       Total        Price         Date
                         Underlying      Options      ($/shr)
                          Options       Granted to
                          Granted       Employees
                                         in 1996
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Robert J. Sullivan          0             N/A           N/A          N/A            N/A            N/A
--------------------------------------------------------------------------------------------------------------
Robert E. Doering           0             N/A           N/A          N/A            N/A            N/A
--------------------------------------------------------------------------------------------------------------
Timothy J. Sullivan (1)  40,000          13.47        $11.75       11/4/06       $295,600       $749,200
--------------------------------------------------------------------------------------------------------------
Kevin J. Ackeret            0             N/A           N/A          N/A            N/A            N/A
--------------------------------------------------------------------------------------------------------------
Kenneth A. Schwing          0             N/A           N/A          N/A            N/A            N/A
--------------------------------------------------------------------------------------------------------------

    (1) The options granted to Timothy J. Sullivan are for a ten year term, immediately exercisable and fully vested.

The following table sets forth information with respect to options held by the Named Officers as of December 31, 1996:

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                             AGGREGATED OPTION EXERCISES IN 1996
                             AND DECEMBER 31, 1996 OPTION VALUES
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
           (a)                              (b)                                (c)
                             Number of Securities Underlying    Value of Unexercised In-the-Money
                                  Unexercised Options at          Options at December 31, 1996
                                    December 31, 1996                          ($)
                                            (#)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

                                       Exercisable/                       Exercisable/
           Name                        Unexercisable                      Unexercisable
----------------------------------------------------------------------------------------------------
     Robert J. Sullivan                157,500/0                          $1,367,888/0
----------------------------------------------------------------------------------------------------
     Robert E. Doering                 157,500/0                           1,367,888/0
----------------------------------------------------------------------------------------------------
    Timothy J. Sullivan                 70,000/0                            161,250/0
----------------------------------------------------------------------------------------------------
     Kevin J. Ackeret                   60,000/0                            207,500/0
----------------------------------------------------------------------------------------------------
     Kenneth A. Schwing                 35,000/0                            123,125/0
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

SALARY CONTINUATION AGREEMENTS

The Company has entered into agreements dated January 18, 1990 with each of Robert J. Sullivan, Robert E. Doering and Kevin J. Ackeret pursuant to which the Company has agreed to pay to such individual upon death or earlier termination of employment with the Company, whether voluntary or involuntary, an amount equal to such individual's annual compensation (exclusive of bonus) at the rate of compensation then in effect for such individual. Such payment is conditioned upon the individual's agreeing with the Company at the time of termination not to compete with the Company for a period of six months from the date of termination of employment. Payment in the event of death is to be made in six equal monthly installments and, in the event of termination, is to be made in installments coinciding with the salary payments then in effect, in each case without interest. In each agreement, the individual agrees to keep confidential during his employment and for a period of two years thereafter certain information relating to the Company.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The Company does not currently have a Compensation Committee. All determinations with respect to the compensation of the Company's executive officers are made by the Board of Directors. Of the Board membership, the following individuals hold offices at the Company: Mr. Robert Sullivan is Chairman of the Board, Mr. Doering is Chief Executive Officer, Mr. Timothy Sullivan is President, Chief Financial Officer, Treasurer and Secretary, and Mr. Ackeret is Executive Vice President. None of the members of the Board of Directors participates in determinations with respect to his own compensation.

LEASE

The Company leased its executive offices and distribution center in West Allis, Wisconsin from entities owned by Robert J. Sullivan and Wayne G. Holt and their families. Prior to November 1, 1996, these premises, which consisted of the initial executive offices and distribution center and two additions thereto (of 40,500 square feet and 24,000 square feet, respectively) totaling 106,500 square feet were leased pursuant to three separate leases with the Holt-Sullivan Partnership providing for an aggregate base rental of $558,550 per year. The Company was responsible for substantially all of the real estate taxes due on such premises.

Effective November 1, 1996, the three leases were terminated and a new 15 year lease that consolidated the premises identified in the three previous leases into one parcel was executed with H&S Investments, L.L.C., a Wisconsin Limited Liability Company. The members of H&S Investments, L.L.C. are Robert J. Sullivan and his children, including Timothy J. Sullivan, and Wayne G. Holt and
his children.   The new lease provides for an annual rental of $544,548 during the first three years of the lease, increasing by approximately 9% in each subsequent three-year period. The new lease also provides that all real estate taxes on the premises are to be paid by the Company. In 1996, the Company paid $90,758 of base rent pursuant to the new lease and an aggregate of $465,458 pursuant to the three prior leases. The Company also paid an aggregate of $100,530 for all tax obligations due pursuant to such leases. The Company believes that the lease is as favorable to the Company as could be obtained from a non-affiliated lessor.


OTHER MATTERS

Howard O. Wolfe, a director and shareholder of the Company, and Kerry B. Wolfe, a director and shareholder of the Company, are members of the law firm of Wolfe, Wolfe & Ryd, which is the Company's general counsel. The Company paid $265,000 in fees to Wolfe, Wolfe & Ryd during 1996 (including fees paid to Messrs. Wolfe and Wolfe individually as directors of the Company), which exceeded 5% of the law firm's gross revenues for 1996. The Company presently anticipates paying fees to such law firm of approximately $180,000 during 1997.

The Company purchases high quality non-sterile latex examination gloves from Dash Medical Gloves, Inc. ("Dash"), a corporation formed in August, 1988, 99% of which is owned equally by Robert J. Sullivan, Timothy J. Sullivan and Robert J. Sullivan's four other children. Purchases by the Company from Dash were $4,586,000 in 1996, and constituted 39% of Dash's 1996 revenues and 3% of the Company's purchases in 1996. Prices paid to Dash are competitive with prices charged by non-affiliated suppliers for similar products and no purchaser from Dash receives more favorable terms of sale than the Company.

The Company purchases miscellaneous specialty advertising and promotional items from Wild Promotions, Inc. ("Wild"), a corporation formed in January, 1991, of which Timothy J. Sullivan is a 35% owner. Purchases by the Company from Wild were $432,000 in 1996, and constituted 8% of Wild's 1996 gross revenues. Prices paid to Wild are competitive with prices charged by non-affiliated suppliers for similar products and no purchaser from Wild receives more favorable terms of sale than the Company.

                         PROPOSAL TO AMEND STOCK OPTION PLAN
                                  (PROXY ITEM NO. 2)


On February 18, 1997, the Board of Directors unanimously adopted an amendment to the Company's 1995 Long-Term Stock Incentive Plan which would increase to 1,500,000 from 750,000 the maximum number of shares of Common Stock of the Company that may be issued pursuant to all grants made thereunder. The amendment will become effective if it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting. If the proposed amendment is approved, Section 3 of the Plan would read as follows:

    "3.   SHARES RESERVED UNDER THE PLAN.   The maximum number of shares of
    Common Stock of the Company which may be issued pursuant to all grants made under the Plan shall not exceed 1,500,000. Any shares subject to any option which terminates by expiration, cancellation or otherwise prior to the issuance of such shares shall again be available for future options under the Plan. Shares of Common Stock to be issued pursuant to options under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof."

The 1995 Long-Term Stock Incentive Plan was adopted for the purpose of attracting and retaining outstanding individuals as officers and key employees of the Company and to furnish incentives to such individuals through rewards based on performance. The Company believes that the proposed amendment increasing the maximum number of shares which may be issued pursuant to all grants made under the 1995 Long-Term Stock Incentive Plan will further such purposes and aid the Company in attracting and retaining officers and employees who are in a position to contribute materially to the successful conduct of the Company's business and affairs. As of March 5, 1997, 40,150 shares remained available for future grants under the 1995 Long-Term Stock Incentive Option Plan.

The class of persons eligible to participate in the Plan are directors and officers of the Company and other key employees of the Company. The number of key employees eligible has not been fixed by the Board, which may in its sole discretion select who may participate as a key employee. In view of the discretionary authority vested in the Board, it is not possible to estimate the number of shares with respect to which grants will be made in the future, or the persons who will receive such grants. The Plan sets forth no specific criteria constituting the basis for participation in the Plan as a key employee though the Company has developed projected requirements for its managers and sales representatives based upon annual sales volumes and annual sales increases. The program is intended to reward managers and sales representatives for sales performance which benefits and enhances the continuing growth of the Company.
As of March 5, 1997, 195 different employees had been granted stock options under the Plan in their capacity as managers (28) and sales representatives
(167). Directors of the Company who are not also officers or employees of the Company are not eligible under the Plan.

Options granted under the Plan are non-transferable and are exercisable for up to ten years from the date of grant. Though not specifically mandated by the Plan, it is expected that options granted to sales representatives will not be exercisable until one (1) year after the date of grant. The exercise price of all options may not be less than 100% of the fair market value of the Common Stock on the date of grant. Upon exercise of an option, the employee may pay the exercise price either in cash or by delivery of shares of Common Stock valued at their then fair market value, or a combination thereof. The Company has also retained the right, upon exercise of an option under the Plan, to elect to pay to the option holder in lieu of issuing shares of the Company's Common Stock a cash sum equal to the difference between the fair market value of the Common Stock subject to the option being exercised and the exercise price of such option.

The number of shares of Common Stock subject to outstanding stock options granted under the Plan and the exercise price thereof are automatically adjusted to reflect any change in par value, reclassification, stock dividend, stock split or other similar event. Options granted under the Plan will automatically terminate in the event of liquidation or dissolution of the Company, or certain mergers, consolidations or sales of the Company's assets. However, in anticipation of such an event, or the acquisition of, or an offer to acquire, 25% of the voting securities of the Company, the Board may accelerate the time within which outstanding stock options may be exercised.

The Plan may be amended or terminated at any time or from time to time by the Board in any respect.

As of March 5, 1997, a total of 311 options had been granted under the Plan with respect to shares of the Company's Common Stock. In 1996, the Board granted stock options under the Plan to a total of 143 employees of the Company enabling them to purchase a total of 221,000 shares of Common Stock at an average exercise price per share of $10.88. In 1997, the Company granted stock options for 245,350 shares of its Common Stock to 140 employee/sales representatives of the Company and stock options for 127,000 shares of its Common Stock to 28 employee/managers of the Company. The average option exercise price per share for such 372,350 shares granted in 1997 is $12.99 per share. As of March 5, 1997 the closing price of the Company's Common Stock was $15.38 per share.

The options issued under the Plan during 1997 included options for 7,500 shares granted to each of the following executive officers: Robert J. Sullivan, Chairman of the Board; Robert E. Doering, Chief Executive Officer; Timothy J. Sullivan, President; Kevin J. Ackeret, Executive Vice President; Geoffrey A. Reichardt, Senior Vice President - Sales: David A. Steck, Vice President - Marketing; and Kenneth A. Schwing, Vice President - Equipment Division. The average exercise price per share of such options granted to executive officers in 1997 is $13.00 per share. Mr. Timothy J. Sullivan also received an option to purchase 40,000 shares during 1996 at an exercise price of $11.75 per share. No other executive officer of the Company has been granted an option under the Plan.

FEDERAL TAX CONSEQUENCES

The Company has been advised that an employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, the employee will recognize any gain or loss realized on a subsequent disposition of such shares for tax purposes as long-term capital gain or loss in the year of such subsequent disposition, with the basis for computing such gain or loss equal to the option price. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, all of the gain in the year of disposition exceeding the amount by which the fair market value of the shares on the date of exercise exceeds the option price will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. Any additional amount realized in the disposition will be taxable as long-term or short-term capital gain depending on the employee's holding period for the option stock.

At the time of the exercise of an incentive stock option, the excess of the fair market value of the shares over the option price is included in alternative minimum taxable income for the purpose of computing the alternative minimum tax.


INTEREST OF DIRECTORS AND OFFICERS

The directors and officers of the Company have a personal interest in having the proposed amendment to the Plan approved insofar as they potentially benefit from the granting of additional options under the Plan.

REQUIRED APPROVAL

The favorable vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required for approval of the proposed amendment to the Plan. The directors and executive officers of the Company, who collectively own approximately 27.4% of the issued and outstanding shares of the Company's Common Stock, intend to vote their shares for approval of the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The Board of Directors is responsible for all determinations regarding the compensation of the Company's executive officers. Although the Board of Directors has not adopted a formal compensation policy with respect to the Company's executive officers, the Board intends to align executive compensation with the business objectives and performance of the Company. Additionally, executive officer compensation is designed to permit the Company to attract, retain and motivate executive officers to ensure the long-term success of the Company.

The compensation of executive officers has primarily focused on salary. The compensation of the Company's Chief Executive Officer is subject to the same considerations that are applicable to all executive officers of the Company.

In establishing the annual salaries of each of the Company's executive officers, the Board reviews the recommendations of Messrs. Doering and Sullivan. Messrs. Doering and Sullivan consider the responsibilities and abilities of the executive officer, the Company's results of operations, the growth in shareholder value and other subjective factors. The Board does not apply any formula pursuant to which salaries are automatically determined. The Board annually reviews the salaries of the Company's executive officers.

Executive officers are also eligible to participate in the Company's Compensation Bonus Program which rewards officers, managers and sales representatives for attaining established goals and/or sales volumes through cash bonuses and/or the issuance of stock options.

The salary and long-term incentive compensation paid by the Company to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in 1996 is set forth in the tables that precede this Report. The Board believes that the executive officers of the Company are dedicated to increasing profitability and shareholder value and that the compensation established by the Board contributes to this focus.

The Board of Directors Report on Executive Compensation included hereinabove shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Robert J. Sullivan  Robert E. Doering   Timothy J. Sullivan
         Kevin J. Ackeret    Wayne G. Holt       Howard O. Wolfe
                             Kerry B. Wolfe

                            STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Health Care Composite Index for the period beginning December 31, 1991 and ending December 31, 1996.

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                 COMPARISON OF TOTAL RETURNS SINCE DECEMBER 31, 1991



         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
                                1991    1992    1993    1994     1995     1996
Sullivan Dental Products, Inc.   100  154.50  102.01   83.99    57.86    79.94
S&P 500 Index                    100  107.61  118.37  119.98   164.57   201.41
S&P Health Care Composite Index  100   83.86   76.90   87.05   136.96   165.67


                            OWNERSHIP OF VOTING SECURITIES

The following tabulation shows, as of March 5, 1997, the name, address and Common Stock ownership for certain shareholders of the Company, including each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock (the only class of voting securities outstanding). Each shareholder named below, to the best of the Company's knowledge and except as disclosed in the footnotes, has sole voting and investment power with respect to the shares beneficially owned by him.



----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
    Name and Address              Number of Common Shares          Percentage of Outstanding
    of Beneficial Owner            Beneficially Owned (1)       Common Shares Beneficially Owned
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Robert J. Sullivan  (2)
10920 West Lincoln Avenue               1,313,835                            13.0%
West Allis, Wisconsin 53227
----------------------------------------------------------------------------------------------------
David L. Babson & Co., Inc. (3)
One Memorial Drive                       754,600                              7.6%
Cambridge, Massachusetts 02142
----------------------------------------------------------------------------------------------------
Heartland Advisors, Inc.  (4)
790 North Milwaukee Street               661,400                              6.7%
Milwaukee, Wisconsin  53202
----------------------------------------------------------------------------------------------------
Wayne G. Holt (5)
10920 West Lincoln Avenue                605,000                              6.1%
West Allis,  Wisconsin  53227
----------------------------------------------------------------------------------------------------
The Parnassus Fund (6)
One Market
Steuart Tower, Suite 1600                600,000                              6.0%
San Francisco,  California
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

 (1) Information with respect to beneficial ownership is based on information furnished to the Company or contained in filings made with the Securities and Exchange Commission.
(2) Includes 990,835 shares held directly, 157,500 shares that may be acquired by exercise of non-qualified stock options granted by the Company to Mr. Sullivan, 7,500 shares that may be acquired by exercise of incentive stock options granted by the Company to Mr. Sullivan and 158,000 shares held by The Robert J. Sullivan Family Foundation, Ltd.
(3) David L. Babson & Co., Inc. has sole voting power as to 244,700 of the beneficially owned shares reflected above.
(4) Heartland Advisors, Inc. has sole voting power as to 624,900 of the beneficially owned shares reflected above.
(5) Includes 545,000 shares of Common Stock held directly and 60,000 shares held by The Holt Family Foundation, Ltd.
(6) The Parnassus Fund has sole voting power as to 600,000 of the beneficially owned shares reflected above.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Deloitte & Touche LLP as the auditors of the Company. Deloitte & Touche LLP has been the independent public accountants for the Company since 1989. A representative of Deloitte & Touche LLP will be present at the meeting, with the opportunity to make a statement if he should desire to do so, and will be available to respond to questions.

SHAREHOLDER PROPOSALS

Shareholders who desire to submit proposals for inclusion in the proxy statement of the Board of Directors to be utilized in connection with the 1998 Annual Meeting of Shareholders must submit such proposals to the Secretary of the Company no later than November 25, 1997.

ANNUAL REPORT

The Company's Annual Report, including financial statements for the year 1996, accompanies this proxy.

GENERAL

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telecopy, telex and telegraph, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will arrange for the forwarding of proxy material to the beneficial owners of shares of Common Stock held of record on the record date by banks, brokers, dealers and other nominees, whose reasonable expenses in handling proxy material with beneficial owners will be reimbursed by the Company. Firstar Trust Company, the Company's Transfer Agent, will also perform certain of the above services for a fee not expected to exceed $1,000.

The Board of Directors knows of no other business other than as set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their judgment on such matters.


                                  By Order of the Board of Directors,



                                  TIMOTHY J. SULLIVAN
                                  SECRETARY


March 25, 1997
West Allis, Wisconsin

                            SULLIVAN DENTAL PRODUCTS, INC.
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Robert J. Sullivan and Robert E. Doering, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the annual meeting of shareholders of Sullivan Dental Products, Inc. (the "Company") to be held on May 13, 1997 at Milwaukee, Wisconsin, and at any adjournment thereof, and in connection therewith to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote as follows:

1.  Election of Directors

    __ FOR all of the following nominees, except those whose names are entered on the line below:

         Robert J. Sullivan, Robert E. Doering, Wayne G. Holt, Kevin J. Ackeret, Timothy J. Sullivan, Howard O. Wolfe and Kerry B. Wolfe

                        -------------------------------------

    __   WITHHOLD authority to vote for all of the above nominees.

2.  Amendment of the Company's 1995 Long-Term Stock Incentive Plan

    __   FOR amendment of the Plan

    __   AGAINST amendment of the Plan

    __   WITHHOLD authority to vote for amendment of the Plan

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IF THIS PROXY IS DULY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ABOVE. IF NO INSTRUCTIONS ARE SPECIFIED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

    The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock and hereby ratifies and confirms all actions that said attorneys and proxies, their substitutes, or any of them, may lawfully take by virtue hereof.


                                  Dated: ____________________________________

                                  ___________________________________________

                                  ___________________________________________

                                            Signature of Shareholders

                                       This proxy should be signed exactly as
                                       your name appears hereon.  Joint owners
                                       should both sign.  If signed by an
                                       attorney, executor, guardian or in some
                                       other capacity or as an officer of a
                                       corporation, please add title as such.